Exhibit 2

TRANSACTION INFORMATION

The following table sets forth all transactions with respect to Common Stock effected in the past 60 days by or on behalf of the Reporting Persons, inclusive of any transactions effected through 4:00 p.m., New York City time, on March 17, 2021. All such transactions were sales of Class B Common Stock effected in the open market in accordance with Rule 144 under the Securities Act of 1933, as amended. The Reporting Persons undertake to provide, upon request of the staff of the Securities and Exchange Commission, full information regarding the number of shares of Class B Common Stock sold at each separate price within the price ranges set forth on the table below.

Transaction Date	Reporting Person Effecting Transaction	Buy/Sell	Quantity	Weighted Average Price ($)	Price Range ($)
3/4/2021	Andrew D. Wingate, Lucinda Falk and Zena Tamler	Sell	16,512	86.4756	86.25 – 86.97
3/4/2021	Andrew D. Wingate, Lucinda Falk and Zena Tamler	Sell	2,735	87.0890	87.02 – 87.12
3/5/2021	Andrew D. Wingate, Lucinda Falk and Zena Tamler	Sell	68,186	86.2810	86.25 – 86.32
3/8/2021	Andrew D. Wingate, Lucinda Falk and Zena Tamler	Sell	33,356	86.8647	86.61 – 86.99
3/8/2021	Andrew D. Wingate, Lucinda Falk and Zena Tamler	Sell	136,789	87.5275	87.01 – 87.99
3/8/2021	Andrew D. Wingate, Lucinda Falk and Zena Tamler	Sell	22,855	88.1529	88.03 – 88.32
3/9/2021	Andrew D. Wingate, Lucinda Falk and Zena Tamler	Sell	19,766	87.5953	87.25 – 87.95
3/10/2021	Andrew D. Wingate, Lucinda Falk and Zena Tamler	Sell	21,498	86.4830	86.25 – 87.14
3/10/2021	Andrew D. Wingate, Lucinda Falk and Zena Tamler	Sell	1,100	87.2791	87.27 – 87.34
3/11/2021	Andrew D. Wingate, Lucinda Falk and Zena Tamler	Sell	148,500	86.3935	86.25 – 86.88

3/12/2021	Andrew D. Wingate, Lucinda Falk and Zena Tamler	Sell	177,448	86.5632	86.25 – 86.99
3/12/2021	Andrew D. Wingate, Lucinda Falk and Zena Tamler	Sell	15,552	87.1111	87.00 – 87.635
3/15/2021	Andrew D. Wingate, Lucinda Falk and Zena Tamler	Sell	27,370	86.7882	86.37 – 86.985
3/15/2021	Andrew D. Wingate, Lucinda Falk and Zena Tamler	Sell	82,107	87.5988	87.01 – 87.99
3/15/2021	Andrew D. Wingate, Lucinda Falk and Zena Tamler	Sell	80,095	88.6075	88.00 – 88.995
3/15/2021	Andrew D. Wingate, Lucinda Falk and Zena Tamler	Sell	3,428	89.0586	89.00 – 89.21
3/16/2021	Andrew D. Wingate, Lucinda Falk and Zena Tamler	Sell	29,376	86.4137	86.25 – 86.98
3/16/2021	Andrew D. Wingate, Lucinda Falk and Zena Tamler	Sell	15,810	87.4725	87.11 – 87.94
3/16/2021	Andrew D. Wingate, Lucinda Falk and Zena Tamler	Sell	6,146	88.2422	88.00.– 88.665
3/16/2021	Andrew D. Wingate, Lucinda Falk and Zena Tamler	Sell	703	89.2187	89.14 – 89.25
3/17/2021	Andrew D. Wingate, Lucinda Falk and Zena Tamler	Sell	400	86.7800	86.70 – 86.90
3/17/2021	Andrew D. Wingate, Lucinda Falk and Zena Tamler	Sell	2,300	87.5698	87.01 – 87.98
3/17/2021	Andrew D. Wingate, Lucinda Falk and Zena Tamler	Sell	2,968	88.1585	88.00 – 88.21